EXHIBIT 10.1

                 NON-EXCLUSIVE LICENSE AGREEMENT

                   NONEXCLUSIVE LICENSE AGREEMENT


              This ABreen~u made this go 1 day of March 1996, by and

between CasinoWorld
                 Holdings, Ltd. (CWH or Licensor), a Delaware corporation, and VentureTech, Inc. (Licensee), an Idaho corporation.

                    RECITALS

     WEIEREAS, CWH teas developed certain software and hardware applications, Know-How, Trade Secrets, copyrights and trademarks, and has obtained a license to certain operating Platform Software, for use by Content Providers on an Internet Website as part of Licensor's Virtual CasinoWorldTu service; and WHEREAS, Licensee desires a nonexclusive license to CWH's Proprietary Technology and a nonexclusive sublicense to CWH's license to use Durand Communications Network's ("Durand") MindWire~ software technology. NOW, 11IEREFORE, in consideration of the foregoing premises and the covenants and agrees recited in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows

                             ARTICLE I
                   DEFINITIONS
     1.1 Software, shall mean computer-readable programs for computer operating systems or specific applications. 1.2 Hardware, shall mean the equipment and fixtures with which Software is used.

13 Wobble,ball mean a location on the Internet where a sconce provider employs its Software.
     1.4 Bet,  steal mean a Network of compute  Networlcs  accessible through telephonic now by computer for specific uses, including, but not limited to recreational activities, such as games, wig. betting, and row support activities.
     1.5 l!latferms, shall mean the equipment, programs, and telecom Networlc access nicely for the provision of specific b_Networlc activities, including but not limited to, games, activities, Ad other specific uses.
     1.6
Networlc(s), shall mean a system by which individual computer operators may communicate with one another Ma telephonic or wireless means.
     1.7 On-Line
Operating Systems, shall mean that Software which supports communication and specific applications over one or more Networks.
     1.8 Propne~ry Technology, shall
mean CWH's Know-How, whether patented or unpatented, registered or unregistered, copyrighted or uncopyrighted, confidential or in the public domain, or acquired by assignment, license, or other means. The term Proprietary Technology shall include, but shall not be limited to CWH's Virtual Casino.
1.9 Vial  Casino,
shall mean casino simulation Software applications and use by On- Line Opera Systems access or any other Internet-related means, including Licensor's Vrbual Casino World TM sauce, as defined in the specifications of the Operating Agreement between the Parties.
 1.10 Going, shall mean gambling.

     1.11 Oo-Iine Cameog, shall mean getting activities of any land performed over network(s).
     1.12 Paled, sbaB mean the de - , development, construction, and operation of any casino or other Gaming industry applications in cyberspace under this and related agreements.
     1.13 Content lo rider, shall mean an operator
of a Website on the ~ al Casino.
     1.14 Tarhory,  steal mean those  courtesies or
political mbdivisK~ns in the world where OnLine Casino Wagaing is lawful.
     l.lS Percent, means the process, method, procedure, sequence, steps, or use of apparatus including, in whole or in part, Licensor's Trade Secrets and Know-How.
     1.16  Trade  Secrets, means the Process,  drawings,  engineering  designs,
computations,   specifications,   materials,  customer  lists,  vendor  sources,
formulas and any and all other secrets owned by Licensor to the method, Process, and equipment necessary to enable Licensee to use the Virtual Casino as a Content Provider.
     1.17 Know-bow, means the knowledge, skills, and experience of Licensor to the method, Process, and equipment to use the Virtual Casino as a Content Provider.
                                    A.RTIC" n
                                   THE LICENSE

2.1. Grant of Nooe~uave License and Nonexclusive Sublicense In consideration of Lica~see's payment of the license fees described in Section
2.2 below,  and for
other good and valuable condJ=a~ Licensor grubs to Licensee (a) a nonexclusive right and license to market and use the Proprietary Technology in the Territory and in the Field as a Content Provider at a single

InterDet Webb on the Veal Casino and (b) a rye s~se to marlcet and use Durand's MindW're software technology in the Territory and in the Field as a content Provider at a single Inten~et Website on the formal Caine. 2~2 License Feea. See shall pay to CWH a license fee of Two "[lion Dollars (S2,000,000 U.S.D.) as follows: ~ 1 Two Hid Fey Thousand Dollars (S250,000), the receipt of which CWH acknowledges pled upon execution of that certain letter of intent signed January 15, 1996, by the Parties. 2.2.2 Two Hundred Thousand Dollus ($200,000), the receipt of which CWH acknowledges paid February 2, 1g96. 2.2~3 One Million Five-Hundred Fifty Thousand Dollars (S1,550,000), payable in six (6) equal bi-weekly instants commencing Much 18, 1996. 2.3 Revenue Sharing. In addition to the foregoing payments for the License fee, the Parties shall execute a Revenue Sharing Agreement by which CWH shall be entitled to two thirds (2/3's) ofthe gross revenues generated by Licensee at the Website. The execution of such Revenue Sharing Agreement shall be a condition precedent to Licensee's exercise of its rights under this License. 2.4 Operating Agreement. In addition to the foregoing Revenue Sharing Agreement the Pardes shall execute an Operating Agreement defining the terms Ad conditions of the operating services to be provided by CWH. The execution of such Operating Agreement shall be a condition precedent to Licensee's exacise of its rights under this License.

2~5 Condition ~t. This Agreement mall not be effective until the Agreements required under Pu~pbs 2.3 and 2.4 above shall have been executed by the Parties.

3.1 Ter - . This Agreement shall ranain in force for an initial term of Ten (10) years, unless sooner taminauJ for default under Paragraph S. 1 of this Agreemant. It shall be renewed tba~ year-to year for an additional five (5) year teen, unless either party provides written notice of its intention to terminate the License within Thirty (30) days before inception of the next yearly tam during the additional Five (5) year term. 3.2 Representations by CWEI. Licensor represents that it has kept the Proprietary TO proprietary, has not revealed the Trade Secrets and Know-How to anyone who has not agreed to observe the confidential nature of such Proprietary Technology, its service marks and ighs ate free of any known infringement or any known dilution by others, it is the sole owner of such P~aq Technology and has the right to grant the nonexclusive license described in this Agreement, the execution of which will not violate any other agreement to which CWH is a party, and it holds a valid and enforceable license agreement to Durand's MindUr~reT~ software technology and may validly grant for use on the Virtual Casino a nonexclusive sublicense to such technology to Licensee. 33 Nece~aq I~on~on and Documents. CWH shall Finish Licensee all information and does regarding the licensed Proprietary Technology and sublicensed MindW're Software b~, including the Software and such Software's source codes (to the extent to which CWH is entitled ouch sowee codes) and hardware applications, Know-How, Trade Secrets, copyrights, doa~on, and oaks for Licensee to operate under this Agreement. CWH shall render to Licensee ~ ahnini~ve support and operational assistance services as may be reasonably required to marled and use the Proprietary Technology and sublicensed Mindur~re Software toc~obgy. 3~4 C - fidential I6f~ation. Licensee shall not, during or after the term of this Al, disclose to any pa son, firm, or corporation any Proprietary Technology licensed under this Agreement without the prior written approval of CWH, except Licensee shall be authorized to provide such Proprietary Technology to its attorneys, engineers, and other individuals operating as its representatives, consultants, or agents, provided such attorneys, engineers, representatives, sms, and agents execute Licensor's standard confidentiality agreement and further provided this provision shall not apply to services or assistance rendered to Licensee by CWH, its affiliates, agents, and joint venturer. 3.5 Warranteea Except ~ expressly provided under the Operating Agreement between the P via, CWU disclaims all warranties or representations, expressed or implied, on the merchandise or operation of its Virtual C - ino.

            ARTICLE IV

        INFRINGEMENT AND RELATED ISSUES
4.1 Con of 1;~ Against Infringement by Othem within Thirty (30) days of discovery, License shall notify CWH in writing of any infringement, then, or dilution of CWH's Prop~ry TechcK'Iogy by any third party. Licensee shall be under no duty affimnatively to search r arch infix_.. tl , or &~ Provided such ~ is received within Thirty (30) days of its tiscovay by Iic~oe, Al co - , attorneys' fees, "d other expenses of any action, suit, or ing CWH mar Me ~ collected from the person or entity against whom such action, alit, or p~iDg is brought, steal be home by CWH and all danuga recovered in such action shall be paid to CWH. I Owe shall cooperate in any way nay, but without expense to it, in the Win of ally such action, ~it, or prying. If Licensee Vigils to provide such notice in writing within Thirtr (30) days, it shall r~r# CWH for CWH's reasonable costs, attorney's flea, and ot~ Does of such action, suit, or proceeding reasonably Dated to or caused by such failure to provide timely notice, unless CWH is otherwise reimbursed in hill by the person or entity against whom it is brought. 4.2 Protection of Licensee Against Actions for Infringement. Provided Licensee notifies CWH in writing within Thirty (30) days of Licensee's receipt of any material claims, demands, or suits against Licensee, based upon invalidity of or infringement by any Proprietary T~b~ Mused under this Age, CWH shall indemnify, hold harmless, and defend Licensee from any such claims, demands, or suits against Licensee. 43 Accnal of Iieeose Fee Dunng Infringement Action. If it is finally adjudged by an bb jud~na~t entered by a Cowt of competent jurisdiction that the Proprietary Technology or Durand's "ndwire whonb~ infiinges any pay technology owned by another or is invalid and Licensee is substantially unable to conduct its business at the Website, Licensee may, by thirty (30) days' prior written notice, terminate this AT without any obligation to pay any remaining in~a~t of license fees unda Paragraph 2.2.3 of this Agreement.

                , _, ARTICLE
                M~CELLANEOUS
5. Near Technob~r. Lf dunag the term of this Agreement, CWH makes any it improvements in the Proprietary Technology or becomes the owna or licensee of such incremental improvements in the MindWire technology and through Software and hardware io - , Know-How, Trade Secrets, copyrights, and trademarks, it shall communicate such improvema~s to licensee Ed give Licensee full information regarding their use. If such v~s constitute or require a new On-Line Operating System, CWH shall provide Licensee a first right of refusal to purchase a nonexclusive license to such improvements before CWH offers such a nonexclusive license to any other party. The exclusive right and license for such incremental improvements and any improvements made by Licensee to the system, which improvements by Licensee shall be cross-licensed to Licensor for the paid-up License fee of Ten Dollars (S10), shall immediately attach to Licensee with all rights which are granted to Licensee for the Proprietary Technology, without payment of any additional License fee for such improvements. 5.1 Tennination.
S.1.1 By Lice~or. CWH may terminate this Agreement for Licensee's failure to pay the Resee fee under Paragraph 2, or Licensee's material breach of any other agreement with CWH, which breach remains in eject for a period of seven (7) days after Licensee's receipt of CWH's notice to cure. Upon any such terniination by Licensor, no license fee previously paid by Licensee shall be refunded to Licensee and Licensee shall pay to CWH within thirty (30) days of such terminator all unpaid license fees.

5~12 By L'ce~ee. Licensee may terminate this Agreement upon a final and unappealable declaring the Proprietary Technology or Durand's MindWire technology invalid or as substs~lly infringing upon the claims of any third party to substantially pride to l~vfi'l operation oftbe Prq~ary Technology or Durand's Mind~'re technology with row to the opinion of the V.umal Casino. 5.2 Arbib~ A! d-;~ danand~ or disputes of any kind between the Parties arising r or related to this Alp_ shall first be submitted to mediation before a single mediator ~bctod by the Pardes. It aria Thirty (30) days after such mediation has been initiated, the dispute has not been resolved to the satisfaction of both Parties, the Parties shall then submit the dispute to binding aversion ~ in the English language in Geneva, Switzerland, under the rules of the Chafer of Commerce. Each Party shall select an arbitrator, after which the arbitrators selected by each Party shall select a third arbitrator. Any award from the panel of arbitrators shall be corpse in any court of competent jurisdiction and shall be entered as a judgment enforceable by the prevailing Party. Any award from the pang of arbitrators shall include an award of reasonable attorneys' fees and costs to the substantially prevailing Party. S.3 Mark Licensee agrees it will mark all literature and Website communications of any lid under this Agreement with the appropriate trademark, copyright, or patent marking under the laws of the licensed Territory. 5.4 C - ice of Law. A! disputes concerning the validity, interpretation, or performance of this Agr_t and any of its teens or conditions, or of any rights or obligations of the Parties, shall be govanot by the laws of the State of California, except its conflicts of laws.

5.5 Complete Untent~d~g and Modif~tion~ This Agreement constitutes the complete expression of the tame of the grant of this nonexclusive license. All previous and a~yeem~, repracatations, and negotiations, whether oraL written or implied, rid to such license are ~ by this Agreement, except those inched in the recitals to this Agr_. Amy Is to ~ Age must be reduced to writing, signed by both Parties, and attached to this Agr_, to be effective. Ed A - pubBity. T. ;catsee shall have the right, subject to CWH's reasonable consent, to Reign this License to an affiliate or a purchaser of all or substantially all the stock or assets of Licensee, after which any such assignee or purchaser shall become a party to this License. Notwi~ing any such assignment or sale, VentureTech shall remain liable as an unconditional guarantor of such assignee's or purchaser's obligations under this Agreement. 5.7 No Waiver. The failure by either Party to this Agreement to insist upon performance by the other Party shall not constitute a waiver of any rights unda this Agreement and shall not bar, by waiver or estoppel, insistence upon performance by the other Party. 5.l Relationship of Parties. Nothing in this Agreement shall be construed in a manner which would create the relationship between the parties of employee-employer, principal- agent, joint venture, p~bip, or anything other than a licensor-licensee relationship. S.9 Rebution of Owoenhip. This Agreement is not to be construed as an assignment of or transfer of ownership in the Pay TED. Licensor retains ownership of the licensed Pm~hary TO and license to all its improvements or additions, subject to this Agreement.

5~10 Sev~;lity. If any provision of this Agreement is illegal or unenforceable, it shall be deemedclcen ant all the Mung provisions shall remain in full force and effect.. S.11 Survival of 0~_ Each Party does for it and its successors, heirs, executors, unknit apra~uives, insurers, agents, and assigns, covermats and agrees that it and they will co~eto a&eto the ~ and obligations ofthis Agreement and this Agreement shall i are to their ~imW' benefit. 5.12 Itocitala The recitals shall be considered part of this Agreement. 5.13 Headings. The Headings are for informational purposes only and shall not constitute part of this Agreement. 5.14 Multiply Counted This Age has been executed in multiple counterparts, each of which shall be considered an original executed version of this document. 5.15 Lateral UP Nothing in this Agreement shall permit Licensee to violate the law of any courtly or political ~bJividon where Gaming is unlawful. Licensee agrees to defend, indemnify, and hold Licensor harmless for any violations ofthis paragraph. S.16 I ice Licensee must obtain and keep a license to conduct on-line casino gaming from a courtly or political subdivision ra~sorsb~ acceptable to CWH. Alternatively, Licensee shall provide an order, Gabon, or opinion of counsel reasonably satisfactory to CWH that no such license is required in such selected country or political subdivision. 5.17 Notices. Any notice given by either Party to the other Party shall be deemed to have boa' - ffl~y given if sent by registered air mail or by cable, telex, or telecopier, to the address of the Party as follows, unless such other Party designates another address in writing:

                     Page l l of l l

          If to Licensor:

                           C~noWorlt Holdings, Ltd.
                           915 CumDo Del Mar, Suite 100
                           Del Mar, California 92014
                           Attention: Mr. Kendall R Lang, CEO
                           With Copy to:
                           W'lli~n H. Shawls Esq.
                           Shawn, Mann ~ N~edermayer
                           1850 M St., N.W., Suite 280
                           Washington, D.C. 20036

          If to Licensee:

                             VentureTech, inc.
                             11480 Sunset Hills Road, Suite 110
                             Restore V~'rg~a 22090-5208
                             Attention: Arthur Rosenberg. COO
                             With Copy to:
                             Gerald D. Stoltz, Esq.
                             Thompson & Mitchell
                             700 14tb Street, N.W., Suite 900
                             Washington D.C. 20005-2010

                         CASlNOWORLD HOLDINGS, LTD.



                         VENTURETECH, INC.



               Page 12 of 1 clams

                        EXHIBIT 10.2


           OPERATING, REVENUE SHARING, AND MANAGEMENT

                     SERVICES AGREEMENT


                    CasinoWorld Holdings, Ltd.
                                                A Delaware Corporation
                                                OPERATING, REVENUE S~NG'
                                                AND MANAGEMENT SERVICES
                                                AGREEMENT
                                                FOR
                                                VentureTech. Inc.
                                                An Idaho Corporation




























                                05~

             OPERATING, REVENUE SHARING, ANDMANAGEMENT SERVICES
                            AGREEMENT1

                          RECITALS .1
                          ARTICLE I.2
                          DEFrNITIONS. . 2
    1.1                   Bankroll 2
    1.2                   Casino Bank 2
    1.3                   CasinoWorld Intemational 2
    1.4                   Client 2
    1.5                   Content Provider 2
    1.6                   DCN 3
    1.7                   Distribution and Payment Instructions, 3
    1.8                   Gaming 3
    1.9                   Guarantor 3
    1.10                  Gross WinlLoss 3
    1. 11. . . . . . . . .Hardware 3
    1.12                  Internet  3
    1.13                  Joint Venture Agreement,  3
    1.14                  Know-how 3
    1.15                  Letter of Intent,  3
    1.16                  License Agreement  3
    1.17                  Lock-Box  3
    1.18                  Marketing Plan 4
    1. 19. . . . . . . . .Network 4
    1.20                  On-Line Casino Wagering 4
    1.21                  On-Line Operating Systems 4
    1.22                  Party 4
    1.23                  Platforms 4
    1.24                  Process 4
    1.25                  Proprietary Technology  ] 5
    1.26                  Server `
    1.27                  Service Provider `
    1.28                  Site .
    1.29                  Software D
    1.30                  Territory O
    1.31                  Trade Secrets
    1.32                  URL t
    1.33                  Virtual Casino(s)
    1.34                  Virtual CasinoWorld
    1.35                  Wagering 6

                                                         1~

                                                           ARTICLE II     6
   2.1 Terrn 6
   2.2 Conditions Precedent
       2.2. 1  . . . . . . . . . . . . . . . . . . . . .    /
       2.2.2 . . . . . . . . . . . . . . . . . . . . . .   7
       2.2.3
              2.2.4 . . . . . . . . . . . . . . . :
              2.2.5 . . . . . . . . . . . . . . .        7
              2.2.6 . . . . . . . . . . . . . . .        7
              2.2.7 . . . . . . . . . . . . . . .        7 ~
              2.2.8 . . . . . . . . . . . . . . . . . . .;l ~ Am_

                            ARTICLE III
                     SYSTEMS REQUIREMENTS ANDPERFORMANCE
STANDARDS .]
    3.1 System Requirements 7
        3.1.1 I.anguage 8
        3.1.2 (2ustomizing 8 . . . . . . . . . . . . . . Ad,
        3.1.3 ProprietaryDataBases l
        3.1.4 Contents and Games  ]
              3.1.5 Player Hardware and Software  . .~ 2          /~
              . . . . . . . . . . . . . . . . . . . . . .3.1.6
             Specific Games ~/= . . . . . . . . . . . . .C
                       3.1.6.1 Video Poker
                       .................................................
                       3.1.6.2
                       Blackjac}~...................................
                        3.1.6.3 Craps 2
                        3.1.6.4 Keno 9
                        3.1.6.5 Slot Machine(s) . . . . . .16
             3.1 .6.6 Roulette...........................................
             3.1.6.7 Chess 9
             3.1.6.8 Strategies............................................
             3.1.7 Player
             Registration.................................................
              3.1.8 Player Assistance . . . . . . . . . .10
              3.1.9 e-mail and Related Corn~nunications Functions  10
              3.1.10 Links. . . . . . . . . . . . . . . . . BY
              3.1.11 F inancial Transactions  . . . . . .    04
              3.1.12 Virtual Shopping  . . . . . . . . . ...............
              3.1.13 Security . .1 )
    3.2 Software System  ....~ .. .1                       l/~
    3.3 Hardware . . . . .I                                ALGA
    3.4 Operation and Repair. . . . . . . . . . . . . . . .1 L
        3.4.1 'ierver. . .1 L

    Conning, Revolve. & Manasernent Agreern0' ii 01996 CasinoWorld Holdings. Ltd. All
                          Rights Reserved

       3.4.2 Site. . . . . ... ~ ~c`:
   3.5 Alteratiorls. . . . .1 2 l 3
   3.6 Flaws or Glitches . .1 Q
   3.7 Site Control. . . . .jE /4 y
   3.8 Master Gold Disk. . .1 3 -6
   3.9 Audit of Software . .1 3
   3.10                     Audit of Books and Records
        1 3
   3.11 . . . . . . . . . . Performance Disputes . ........... . . : 1 3

                              ARTICLE IV

                                MARKETING.
  4.1 Marketing
  Plan.....................................................................

                               ARTICLE V . . .



                     CASINO BANK AND BANKROLL

                           ARTICLE VI

                          REVENUE SHARJNG

              . . . . . .6.1.1 Revenue Sharing to CWH  1
              . . . . . .6.1.2 Revenue Sharing to Licensee  l ~

                        ARTICLE VII. . .     ~ ~ 7
                        AGGREGATE LOSSES. . .     4
                          7.1 . . . .     ~ 11~
               . . . . . .7.1.1 .
               . . . . . .7.1.2 .
                          7.2 . . . .     ll5

                           ARTICLE VIII

                       OTHER AGREEMENTS          4
          . . .S. 1 Incorporation and Cross Covenants ......     1,[ l
   1
            . . .8.2 Governing Agreement  . .       . .       . .      l~
                         ARTICLE IX   .   .       . .           L~
   fly
                     Operating. Revenue, & Management Agreement iii
              01996 CiuinoWorld Holdings, Lld. All Rights Reserved

                        WARRANTIES AND REPRESENTATIONS . . ~
Am,                      9.1 Warranty
    9.2 NO OTHER WARRANTIES .. . .~ l 8 =~
    9.3 NO LIABILITY FOR CONSEQUENTL\L DAMAGES ~ ~e:

                            ARTICLE X.~9
                       DEFAULTS AND REMEDIES . .:    ll. .l
     10.1             Event of Defaults and Remedies.1    lo
         10.1.1 ByLicensee . . . . . . . . . . . . . . . .1  l hi
    Gem
                          10.1.1.1
                          10.1.1.2
                          10.1.1.3
                          10.1.1.4         1
                          10.1.1.5        1 3
                          10.1.2
               ByLicensor  . 1 3 id
                . . . . . . . . . . . . . . . . . . . .10.1.2.3  1 3
                . . . . . . . . . . . . . . . . . . . .10.1.2.4  1 3
                . . . . . . . . . . . . . . . . . . . .10.1.2.5 . ~a/
               r Cam
                         10.1.3    C'WH's Rights and Remedies  . 119 j
                        10.1.3.1  ^ 1 ~:
                        10.1.3.2  ' 1 Am/ of
                  . . . 10.1.4 Licensee's Rights and Remedies  3 )
                           ARTICLE XI . . ~ ;2 lit
                           JUDGMENT OF INFRINGEMENT
                                11.1 . . .~
                                                                L~
                       ARTICLE XII .. ~ 33 {/~c~
                           MISCELLANEOUS . . . ~
      12.1  Arbitration ~ 7`,~,
      12.2  Marking ~ ~ 3'L'~R_
      12.3  Choice of Law . ~
      12.4  Regulatory Compliance . 2n V`.`
      12.5  Complete Understanding and Modifications l'
      12.6  Assignability . ~ ~L( Cam
      12.7  No Waiver 27 '>
      12.8  Relationship of Parties q ;,~,; _
      12.9  Retention of Ownership  29

                            Opennng, Revenue. & Managernor'Agreernen' iV
                   C1996 C:rsinoWorld Holdings, Lid. All Rights Ret  ;/

  12.10 Application of Licensee's Improvements .. . . .~ >,l'
  12.11 Severability. . . . . . . . . . . . . . . . . .0 :,$ =~_
  12.12 Survival of Obligations . . . . . . . . . . . .2t
  12.13 Representation by Counsel; Interpretation . . .2]
  12.14 Recitals. . . . . . . . . . . . . . . . . . . .2 3
  12.15 Headings  . . . . . . . . . . . . . . . . . . .) 3
  12.16 Multiple Counterparts . . . . . . . . . . . . .Z 3
  12.17 Lawful Use. . . . . . . . . . . . . . . :      2 . . . . .~
 `0
  12.18 Licenses. . . . . . . . . . . . . . . .        2 ~
  12.19 Force Majeure . . . . . . . . . . . . .        2 l
  12.20 Partial Invalidity. . . . . . . . . . .        2 I . . . .~
  12.21 Further Assurances. . . . . . . . . . .        2 . . . . :11
 Cite
  12.22 Notices . . . . . . . . . . . . . . . .        2
  12.23 Condition Subsequent. . . . . . . . . . . . . .~ Arc

                           OPERATING, REVENUE SHARING,
                                       AND
                               MANAGEMENT SERVICES
                                    AGREEMENT

     This Agreement ("Agreement") made this 19th day of April 1996, by and between CasinoWorld Holdings, Ltd. (CWH or Licensor), a Delaware corporation, and VentureTech, Inc. (\rteh or Licensee), an Idaho corporation.

                     RECITALS

     WHEREAS, CWH has developed certain Software and Hardware applications, Know- how, Trade Secrets, copyrights and trademarks, and has obtained a license to certain operating Platform Software, for use by Content Providers on Internet websites as part of Licensor's Virtual CasinoWorld service;

     WHEREAS, the Parties have entered into the License Agreement by which CWH granted Licensee a non-exclusive license to CWH's Proprietary Technology and a non-exclusive sublicense to CWH's license to use the MindWire Software technology of Durand Communications Network, Inc. ("DCN"); WHEREAS, CWH has entered into a Joint Venture Agreement dated December 15, 1995 (the "Joint Venture Agreement"), with Virtual Casinos Gaming and Wagering Corporation Ltd., Monacall sam L'Universe Telematique, and Monacall International, Ltd., to form a joint venture named CasinoWorld International, Ltd., to develop a platform to operate a virtual casino and on-line Intemet sports betting applications using such parties' respective technology and operating platforms.



     WHEREAS, CWH will establish, operate, and maintain, on Vteh's behalf, the Virtual Casino Site and CWH shall provide other support services, including Software, Hardware, maintenance, repairs, and alteration to the Site;

     WHEREAS, in connection with the establishment of the Site, CWH will provide to Vteh certain resources of CasinoWorld International; and

     WHEREAS, Vteh will provide the Bankroll and marketing of the Virtual Casino Site to be established, managed, and operated by CWH.

     NOW,  THEREFORE,  in  consideration  of  the  foregoing  premises  and  the covenants and agreements recited in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

                                ARTICLE I
                               DEFINITIONS

     I.1 Bankroll, shall mean the deposit placed by Licensee with a bank or other financial institution reasonably acceptable to CWH, which deposit shall be used by the Casino Bank to cover losses. I.2 Casino Bank, shall mean the Software application for On-Line financial processing for the designated Virtual Casino to debit and credit Client Wagering wins and losses, provide financial transfers to and from the casino account and the Bankroll, and disburse the Gross Win/Loss to the Parties by a joint Lock-Box administered under the revenue sharing provisions of this Agreement.

 I.3 CasinoWorld
International, shall mean that certain joint venture established under the Joint Venture Agreement between CWH and Monacall sarn L'Universe Telematique.
     I.4 Client, shall mean a user of the On-Line Operating System who visits the Site.

     I.S Content Provider, shall mean the licensee of a website on the Virtual CasinoWorld application.
     I.6 DCN, shall have the Gleaning set forth on page one of this Agreement.
     I.7 Distribution and Payment Instructions, shall mean those procedures and arrangements for payment to the Parties from the Lock-Box.
     I.8 GamIng, shall mean gambling.
     I.9 Guarantor, shall mean the entity or entity which unconditionally guarantees the performance of Licensee.
     1.10 Gross Win/Loss, shall mean gross revenues before taxes or deductions of any kind, which gross revenues are generated from Wagering at the Virtual Casino less any returns, or payouts.
     1.11 Hardware, shall mean the equipment and fixtures with which Software is used.
     1.12 Internet, shall mean a Network of computer Networks accessible through telephonic means by computer for specific uses, including, but not limited to recreational activities, including games, wagering, betting, and related support activities.
     1.13 Joint Venture Agreement, shall have the meaning set forth on page one of this Agreement.

     1.14 Know-how, means the knowledge, skills, and experience of Licensor to the method, Process, and equipment to make available the Virtual CasinoWorld application. 1.15 Letter of Intent, shall mean the Letter of Intent dated January 17, 1996, between the Parties. 1.16 License Agreement, shall mean the License Agreement dated March 4, 1996, between the Parties. 1.17 Lock-Box, shall mean the depository bank account jointly opened, maintained, and administered by the Parties. 1.18 Marketing Plan, shall mean that certain written document by which Licensee shall define its effort to create and develop a demand for its Site and CWH's service. 1.19 Network, shall mean a system by which individual computer operators may communicate with one another via telephonic or wireless means. 1.20 On-Line Casino Wagering, shall mean Gaming activities of any kind performed over network(s). 1.21 On-Line Operating Systems, shall mean that MindWire Software and any updates thereof which support communication and specific applications over one or more Networks. L22 Party, shall mean each signatory to this Agreement, and 'Parties" shall mean both parties to this
Agreement. 1.23 Platforms, shall mean the equipment, programs, and telecommunications network access necessary for the provision of specific telecommunication Network activities, including owned by Licensor to the method, Process, and equipment necessary to enable Licensee to use the Virtual CasinoWorld as a Content Provider. 1.32 URL, shall mean Uniform Resource Location. 1.33 Virtual Casino(s), shall mean Vteh's unique identity casino(s), derived from the Virtual CasinoWorld template operating on the Site. 1.34 Virtual CasinoWorldlM, shall mean casino simulation Software applications as currently demonstrated at CWH's site accessed at http:\\www.vcw.com, or reasonable variations thereof, and use by On-Line
Operating Systems access or any other means, including but not limited to Licensor's Virtual CasinoWorld service. Such Software shall be the template by which unique identity Virtual Casino(s) shall be developed by CWH for Vteh. 1.35 Wagering, shall mean betting.

                                   ARTICLE II
                               TERM AND CONDITIONS
                                    PRECEDENT

     II.1 Term.  This Agreement shall remain in force for an initial term of Ten
(10) years from the first day the Site is operational, unless sooner terminated for default under Paragraph 9 of this Agreement. It shall be renewed thereafter year-to-year for an additional maximum five (5) year term, unless either Party provides written notice of its intention to terminate this Agreement within thirty (30) days before inception of any next yearly term during the additional five (5) year term. II.2 Conditions Precedent. Licensor's duties under this Agreement shall not be enforceable until Licensee shall have provided its due diligence obligations and other documentation or undertakings as follows:

     II.2.1 Licensee's and Guarantor's certifications that they are corporations in good standing and validity existing under the laws of their jurisdiction of incorporation. II.2.2 Licensee's and Guarantor's certifications that their actions entering the License Agreement have been duly authorized by their board of directors and no consents or approvals are required to be obtained (not otherwise already obtained) from any governmental agencies of any kind having jurisdiction over them and their activities. II.2.3 Licensee's and Guarantor's certifications that entering the License Agreement will not violate any other agreements of any kind to which they are parties and that the License Agreement will be enforceable by its terms. II.2.4 Licensee's submission to Licensor, in a form and manner reasonably acceptable to Licensor, that it holds one or more valid Gaming license(s) (provided a gaming license is required), from a jurisdiction(s) acceptable to Licensor. Such approval of submitted jurisdictions shall not be unreasonably withheld. If Licensee believes that a license is not required from any such jurisdiction(s), Licensee shall provide substantiation for such belief in a form and content satisfactory to Licensor. II.2.5 Licensee shall deposit a Bankroll under the terms of Article V, Casino Bank, and Bankroll. II.2.6 Licensee shall submit a marketing plan under the terms of
Article IV, Marketing. II.2.7 Licensee's and Guarantor's counsel's opinion, in a form and content satisfactory to Licensor, under Paragraphs

II.2.8 Licensee's and Guarantor's confirmation of Guarantor's previous agreement that all publicity, press releases, and public announcements of any kind, by whatever means of dissemination, shall be subject to the prior approval of Licensor.
                                   ARTICLE III
                              SYSTEMS REQUIREMENTS
                                       AND
                              PERFORMANCE STANDARDS

     III.1 System Requirements. CWH shall design and deliver on Licensee's behalf a turn-key Software and Hardware system to operate and support a unique on line Virtual Casino at the Site on the Internet based on a. specification(s) to be mutually developed by the Parties. Such specification(s) shall not be part of this Agreement and the enforceability of this Agreement shall not depend upon any obligation to reach an agreement on such specifications. The system shall have the following operating features: III.1.1 Language. Version l.0 of the Virtual Casino Site shall communicate by the English language. For future versions of the Virtual Casino, CWH shall promptly and reasonably adapt the Vteh's Virtua]. Casino Site to other languages as may be technically feasible, at Licensee's sole expense under a budget approved by Licensee in advance of such adaptation

III.1.2 Customizing. At Licensee's request and sole expense, CWH shall promptly and reasonably customize the original Site and Licensee's Virtual Casino located there, by additional programming, to create multi-ethnic identities and other required languages. All costs for adapting Licensee's Virtual Casino Site as described in Section7F.lC~and this Section shall be incurred pursuant to a budget agreed to by the Parties. The adaptation of Vteh's Virtual

     Casino, to include the customization to create multi-ethnic and multi-language identities, shall, for the purpose of this Paragraph, be deemed to occur at but one website and under a single license fee. However, any additional website shall be subject to an additional license fee. III.1.3 Proprietary Data Bases. CWH shall provide a reasonable system design to create proprietary data bases of Clients who visit, register, or wager at the Site. CWH will not solicit Licensee's clients or sell, disclose, or knowingly transmit, any proprietary client data to any third party without Licensee's written consent. Upon request, CWH agrees to provide to Licensee a complete listing of the proprietary data base of clients in a computer readable form or other form mutually agreed to by the Parties.

     III.1.4 Contents and Games. CWH shall provide casino Wagering games with high-level 3-D graphics, single player interactivity, in single-player real-time scenarios, and automatic updating of applications and graphics during on-line sessions. CWH may, at its sole discretion, periodically provide upgrades and enhancements of such games and "content", including but not limited to providing multi-player capability and a sports book. Licensee shall be responsible for reasonably approving the Virtual Casino "contents" to be installed by CWH for Licensee.

     III.1.5 Player Hardware and Software. The Site shall require that Licensee's Clients have a minimum Hardware configuration to include a 386 PC to run Windows 3.1 or greater, 16 MB RAM, 20 MB free hard disk space, a 14400 modem and a direct PPP Internet connection. CWH shall provide all games in
Windows-based, menu driven formats with "point Amen and click" interactivity, where required under Paragraph is. 1.4 above.

     III.1.6 Specific Games. CWH shall provide at least the following games, to satisfy the requirements in Paragraphs 3.1.1 through 3.1.5 above:

        IlI.1.6.1                                   Video Poker
        III.1.6.2                                     Blackjack
        III.1.6.3                                      Craps
        III.1.6.4                                      Keno
        III.1.6.5                                      Slot Machine(s)
        III.1.6.6                                      Roulette
        III.1.6.7 Chess (non-wagering two-player interactivity)
        III.1.6.8Strategies (suggested strategies for wagering games)

     CWH shall promptly incorporate new games into the Virtual Casino as may be reasonably requested by Licensee. Such games shall be added at Licensee's expense and pursuant to a budget agreed to by the Parties. Such new games may be originally developed by the Parties or those licensed from third parties.
III.1.7 Player Registration. CWH shall provide user access to allow users to register electronically as prospective account holders of the Site and to review all rules, terms, and conditions applicable to Gaming and other uses on the Site. III.1.8 Player Assistance. CWH shall provide a program capability for real-time, on-line player assistance. III.1.9 e-mail and Related Communications Functions. CWH, in conjunction with CasinoWorld International or such other entity as Licensee shall reasonably designate, shall provide e-mail, "live chat rooms", "bulletin board messaging", and "classified ad posting" capability to allow clients to communicate with Casino support staff and other players.

     III.1.10 Links. At Licensee's sole expense, CWH shall provide programming links to third party hotel and resort reservation systems and to such other third parties, including advertisers, by which Clients may reasonably access such facilities.on-line and connect to electronic reservations or other services under programs created by, paid for, and licensed to Licensee. No such links shall require CWH to establish a hotel or resort reservation or sales, shipping, or related support services.

     III.1.11 Financial Transactions. CWH shall provide to Licensee such applications as are necessary to provide electronic access to banks conducting e-cash transactions on-line, casino accounts, the Casino Bank to administer the Bankroll required by this Agreement and to transfer daily Gross Win/Loss to a joint Lock-Box administered under the revenue sharing provisions of Article VI of this Agreement, as well as archival storage capabilities for later audit and verification purposes.
     III.1.12 Virtual Shopping. CWH shall provide Licensee's Clients access to virtual shopping by clients for products and services offered for sale by Licensee under "Window Shopper" or "Catalogues Plus" applications. Licensee shall be responsible for acquisition, license, or resale of products to be made available in such application and shall provide CWH with electronic origination.
III.1.13 Security. The Parties may jointly agree upon and install a further security program to be developed by the Parties and later attached to this Agreement as a future Exhibit. Operating, Revenue, & Manase~nen' A',e~nent 1 1 /// 01 .96 C"inoWorld Holdings, Lid. All Risks Reserved ink

 III.2 Software
System. CWH shall provide a toolkit of software applications as are currently provided in the M~ndWire system and any updates made available to CWH by DCN and the demonstration Virtual Casino system, which toolkit shall allow various systems solutions, including On-Line real time Gaming, generation and reconciliation of. Wagering, player accounting, and reporting such data to Licensee in a form and manner reasonably agreed between CWH and Licensee. III.3 Hardware. CWH shall provide, at its sole cost and expense, a Server and related equipment necessary to operate the Licensee's Casino Site. CWH shall also, at its sole cost and expense, provide or cause to be provided by a third party of its designation, all utilities and services furnished to or to be used at the Site or by the Server, including, if necessary, electricity, telephone service, connection charges, meter fees, satellite linkages, and access to bank clearing services. III.4 Operation and Repair. The following performance standards shall apply to Licensor's obligations under this Agreement: III.4.1 Server. CWH shall, during the term of this Agreement, keep the Server in good working condition and repair, except for any damage caused to the Server by any negligent act of Licensee or its agents, employees, or invitees, and except for reasonable wear and tear and events beyond CWH's control. CWH shall, during the term of this Agreement, provide sufficient server capacity such that users of the Virtual Casino may reasonably operate the applications contained in the Virtual (2asino. All repairs made by CWH shall be at its expense. Licensee expressly waives and relinquishes the provisions of any law or any other right Opentnng. Revenue, & Ut~n;tgt~nQt Agrt~nent 1 ~ //J/~ 01996 CasinoWorld Holding. Ltd. All Rigittt Reserved ~//C
 permitting Licensee to make repairs at CWH's expense. CWH shall have no liability to Licensee for damages arising from or related to operation of the Server except for willful misconduct of CWH's employees, agents, or invitees III.4.2 Site. CWH shall, during the term of this Agreement, keep the Site in good working condition and repair, except for any damage caused to the Site by any negligent act of Licensee or its agents, employees, or invitees, and except for reasonable wear and tear and events beyond CWH's control. All repairs made by CWH shall be at its expense. Licensee expressly waives and relinquishes the provisions of any law or any other right permitting Licensee to make repairs at CWH's expense. CWH shall have no liability to Licensee for damages arising from or related to operation of the Site except for willful misconduct of CWH's employees, agents, or invitees. Also, on a reasonable basis, Vteh, in its discretion, may have its own personnel inspect the Site and its operate.. ~,p, III.S Alterations. Licensee shall not make any alterations to any programs or graphic displays used on the Site and shall submit all requests for any such alteration to CWH in writing. Upon receipt of any such request by Licensee, CWH shall reasonably determine whether any such alterations may be incorporated into the Site and CWH shall use report such determinations to Licensee. Thereafter, if CWH determines such alterations may reasonably be made, it shall do so at Licensee's expense. III.6 Flaws or Glitches. CWH shall promptly correct any flaws or glitches in any program or graphic displays. Operating, Revenue, h Managanen'Agr~rnen' 13 of 01996 CasinoWorld Holdings, Ltd. All Rights Reserved 46 i

 III.7 Site Control. CW H shall have exclusive control of and management responsibilities for all Servers and shall have the right to establish, modify, amend, and enforce reasonable rules and regulations for the use of the Servers and Software at the Site. CWH shall install and seal games, as approved and provided by Licensee, on all Servers to ensure the continued operation of the Site. Licensee shall have exclusive control of all contents made available at the Site. Nothing in this paragraph shall be construed to constitute control of such contents by CWH and the Licensee agrees to allow display at the Site of any such disclaimer reasonably requested by CWH. III.8 Master Gold Disk. CWH shall provide one (1) or more, as reasonably requested, master gold disk and CD ROM to I icensee, which master gold disk and CD ROM shall be reproduced at the sole cost of Licensee and shall be used for distribution to clients. III.9 Audit of Software. At its election and expense, CWH shall provide an audit, by an independent international firm of certified public accounts, of Licensee's Software to confirm the algorithmic and related components of such Software to ensure proper operation of the Site. III.10 Audit of Books and Records. The Parties shall engage and each pay half the fees of the accounting firm selected under Paragraph t.9 above to audit the accounts, records, and transactions established and performed under Articles V and VI of this Agreement. i~ III.11 Performance Disputes. Upon any dispute between the Parties under Paragraph 64 71, the Parties shall mutually select a. third party to determine if the provisions of Paragraph I. 1 have been met. The decision of said third party shall be binding on the Parties. Openting, Revenue. & Man~ee~nenl Agreernen' 14 OIC. .6 CasinoWcrld Holdings. Lid All Rights Reserved Con

 ARTICLE IV MARKETING
IV.1 Marketing Plan. Licensee shall prepare a Marketing Plan committing not less than One Million Dollars ($1,000,000) in U.S. funds to promote its Site to Clients in those jurisdictions where Internet-based Gaming is lawful. Licensee shall provide CWH with written confirmation, in a form and content reasonably acceptable to CWH, that Licensee has available such funds to execute and implement any Marketing Plan proposed. Licensee's Marketing Plan shall be subject to the reasonable review and approval by CWH and shall be prepared and presented by experienced marketing consultants reasonably acceptable to CWH. At its election, CWH may reasonably require Licensee to produce auditable results of its implementation and expenses incurred under the Marketing Plan. ARTICLE V CASINO BANK AND BANKROLL V.1 Licensee shall deposit, not later than one day before the Site becomes operational, and thereafter continuously maintain not less than One Million Dollars ($1,000,000) in U.S. funds, in a financial institution reasonably designated by CWH, to support On-Line Casino Wagering by Clients at Licensee's Site. Such funds held on account shall be designated as the Bankroll and is the sole property of Vteh. Any interest generated by such funds held on account in the Bankroll shall also be the sole property of Vteh and shall not be included in any Opa~ting, Rtrv0uc &.UyUg0s0t Ag~0s 1 5 01996 CasinoWorld Holding is. Lsd. All Rights Regave am
calculation  of revenue
sharing. CWH, through CasinoWorld International or its other agents or contractors, shall install an application which shall automatically calculate the Gross Win/Loss on such account and shall disburse such Gross Win/Loss daily, through sweep transactions by the designated financial institution, under the provisions of the next succeeding paragraph. In the event that the Casino Bank is required to draw down upon the Bankroll funds held on account to offset a loss, such withdrawn funds shall first be replaced to the Bankroll account prior to any subsequent distributions under the Gross Win/Loss revenue sharing provision. ARTICLE VI REVENUE SHARING VI.1 The Gross Win/Loss disbursed from the Lock-Box under Distributions and Payment Instructions daily, or at such other regular inters CWH shpall reasonably designates Any revenues derived by Licensee under Paragraph .l.lO and7Z;.12 of this Agreement, shall be paid to the Parties as follows: i~ VI.1.1 Revenue Sharing to CWH, Sixty-Six and two-thirds (66_%) percent of the Gross Win/Loss shall be distributed to CWH. j& ,/3 VI.1.2 Revenue Sharing to Licensee, Thirty-Three and one-third (33_%) percent of the Gross Win/Loss shall be distributed to Licensee. Opc~nnns, R - enuc & Managanent Agrernen' 16 01996 CasinoWorld Holdings, Lid. All Rights Reserved

 ARTICLE VII
AGGREGATE   LOSSES  VII.1  Licensee   hereby   instructs   Licensor  to  suspend
automatically operations upon the occurrence of any of the following: VII.1.1 Aggregate Losses from the Lock-Box during any twenty-four (24) hour period exceed twenty-five (25%) percent of the Bankroll. VII.1.2 Aggregate losses from the Lock-Box during any thirty (30) day period exceed $900,000.00. VII.2 The Parties shall mutually agree to reinstate operations following any event of suspension. ARTICLE VIII OTHER AGREEMENTS VIII.1 Incorporation and Cross Covenants. The provisions of the License Agreement, to the extent they are not inconsistent with any provision of this Agreement, are incorporated by reference and shall become a part of this Agreement. A material breach by either Party of the License Agreement shall be a breach of this Agreement. VIII.2 Governing Agreement. In the event of a conflict between the provisions of any Agreement between CWH and Licensee, on the one hand, and, on the other, that certain agreement between CWH and Monacall sam L'Universe Telematique, the receipt of which Licensee hereby acknowledges, the provisions of the latter shall govern. t~pentins, Rev0ue. & .~1anaegetnenl Ayee~nent 17 4(& OlrJ96 CasinoWorld
Holdings.   Ltd.  All  Rtgitts  Rts~ved  D  my_

  ARTICLE  IX  WARRANTIES  AND
REPRESENTATIONS IX.1 Warranty. CWH warrants that Licensee's Virtual Casino Site will perform substantially in accordance with the performance specifications of this Agreement. IX.2 NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY CALIFORNIA LAW OR ANY OTHER LAW FOUND TO GOVERN ITS PERFORMANCE-UNDER THIS AGREEMENT, CWH DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, FOR THE SERVICE, SOFTWARE, AND HARDWARE INVOLVED IN OR RELATED TO THE OPERATION OF ITS LICENSEE'S VIRTUAL CASINO SITE. IX.3 NO LIABILITY FOR CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY CALIFORNIA LAW OR ANY OTHER LAW FOUND TO GOVERN ITS PERFORMANCE UNDER THIS AGREEMENT, CWH SHALL NOT BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES FOR PERSONAL INJURY, LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, EXEMPLARY, OR PUNITIVE DAMAGES) ARISING FROM OR RELATED TO OPERATION OF LICENSEE'S VIRTUAL CASINO SITE. Operartng. Revenue. h Managetnert'Agteetnerit 1 8 C1996 CwDoWcrid Holdings, Ltd. All Rigitts Resettled

 ARTICLE X DEFAULTS AND REMEDIES X.1 Event of Defaults and Remedies. X.1.1 By Licensee. It shall be an Event of Default if any of the following breaches exists and remains in effect for a period of fifteen (15) days after CWH's notice to Licensee. X.1.1.1Licensee fails to market the Site under Article IV of this Agreement. X.1.1.2Licensee fails to maintain the Bankroll as required by
Article V of this Agreement. Al,' X.1.1.3Licensee's rights are subject to termination under Paragraph I. 1 of the License Agreement. X.1.1.4Licensee becomes insolvent, calls a meeting of creditors or has creditors' committee appointed, makes general assignment for the benefits of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall seek to be adjudicated bankrupt or insolvent, or shall file any petition or answer or otherwise commence an action or proceeding seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the U.S. Bankruptcy Code or any other present or future statute, law, or regulation, or shall file any answer admitting or not contesting the allegations of the petition filed against any such action or proceeding, or shall seek or consent or acquiesce to the appointment of any trustee, receiver, or liquidator of Licensee or of any part of the property of Licensee. Operz~ing. Rat enttc & M~n;tgt~rnt at Agt~tnt~nt 1 9 1//~/ 01996 CasinoWorid Holdings, Ltd. All Rights Racr~cd ,;~ - C:

 X.1.1.5Any action or proceeding is commenced against Licensee seeking any reorganization, arrangement, liquidation, dissolution or similar relief under the U.S. Bankruptcy Code or any other or future statute, law or regulation, or the appointment of any trustee, receiver or liquidator of Licensee or any or all of its property is not dismissed within 60 days of the commencement or appointment, or Licensee by any act or omission indicates its consent to, acquiescence in or approval of, any such action, proceeding or appointment or if the relief requested is granted sooner. X.1.2 By Licensor. It shall be an Event of Default if any of the following exists: X.1.2.1There e xists a final and unappealable judgment declaring the Proprietary Technology invalid in its entirety or as infringing upon the rights of any third party to preclude or substantially impair the lawful operation of the Proprietary Technology, Licensee's Site or Licensee's Virtual Casino. X.1.2.2CWH fails to perform or comply with any of the provisions set forth in Article V of this Agreement relating to banking functions which failure shall have continued for fifteen ( l S) days; X.1.2.3CWH fails to perform or comply with any of the warranties or representations set forth in Article VIII of this Agreement, which failure shall have continued for 30 days following notice by Licensee to CWH. X.1.2.4CWH becomes insolvent, calls a meeting of creditors or a creditors' committee appointed, makes a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition Operating, Rr.~venue, & Manalernen~ Ayeernen' 20 4 0199h CarinoWorld Holdings. Lid All Rights Rerer~rd l/
 in  bankruptcy or
shall seek to be adjudicated bankrupt or insolvent, or shall file any petition or answer or otherwise commence an action or proceeding seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the U.S. Bankruptcy Code or any other present or future statute, law, or regulation, or shall file any answer admitting or not contesting the allegations of the petition filed against any such action or proceeding, or shall seek or consent or acquiesce to the arrangement, composition, readjustment, liquidation, dissolution or similar relief under the U.S. Bankruptcy Code or any other present or future statute, law, or regulation, or shall file any answer admitting or not contesting the allegations of the petition filed against any such action or proceeding, or shall seek or consent or acquiesce to the appointment of any trustee, receiver, or liquidator of CWH or of all or any part of the property of CWH. X.1.2.5Any action or proceeding is commenced against CWH seeking any reorganization, arrangement, liquidation, dissolution, or similar relief under the U.S. Bankruptcy Code or any other or future statute, law, or regulation, or the appointment of any trustee, receiver, or liquidator of CWH or any or all of its property is not dismissed within 60 days of the commencement or appointment, or CWH by an act or omission indicates its consent to, acquiescence or approval of any such action, proceeding, or appointment or if the relief requested is granted sooner.
X.1.3 CWH's Rights and Remedies. Upon the occurrence of any Event of Default under Sections. 1.1 and at any time thereafter, in addition to all other rights and remedies available under the Uniform Commercial Code of California or other applicable law, this Agreement or otherwise, CWH shall have the following rights and remedies which may be exercised, in CWH's discretion, at any time or times, individually or cumulatively, with or without judicial process, with or without the assistance of others and without notice to or consent by Licensee except if such notice, consent or judicial process is expressly required by law: Operadn', Rcvenuc. & Managc~nem Agrn=cm 21 01996 CasinoWorld Holdings, Lld All RiBh~s Reserved p

X.1.3.1Terrninate this Agreement and/or: X.1.3.20perate this Site, including soliciting and having access to Licensee's Clients, and distribute to itself the entire of the Gross Win/Loss as liquidated damages for Licensee's breach or license any other entit~y(ies) and assign all Licensee's rights under this Agreement to such entity(ies). Licensee agrees to execute all documents and to perform such other acts as CWH may require to operate the Site. X.1.4 Licensee's Rights and Remedies. Upon occurrence of any Event of Default described in Sect~lo~.1.2 and at any time thereafter, in addition to all other rights and remedies available under the Uniform. Commercial Code of California or other applicable law, this Agreement or otherwise, Licensee shall be entitled to terminate this Agreement without any further obligation to CWH, with or without notice to or consent by CWH, except if such notice, consent, or judicial process is expressly required by law. ARTICLE XI JUDGMENT OF INFRINGEMENT XI.1 If a court of competent jurisdiction issues a final judgment or issues a final injunction declaring the Proprietary Technology invalid in its entirety or as infringing upon the rights of any third party to preclude or substantially impair the lawful operation of the Proprietary Technology, Licensee's Site or Licensee's Virtual Casino, this Agreement shall terminate. Operanng, Revenue. & M - aganent Agreement 22

                    ARTICLE XII
                  MISCELLANEOUS
XII.1 Arbitration. All claims, demands, or disputes of any kind between the Parties arising under or related to this Agreement shall first be submitted to mediation before a single mediator selected by the Parties. If; after Thirty
(30) days after such mediation has been initiated, the dispute has not been resolved to the satisfaction of both Parties, the Parties shall then submit the dispute to binding arbitration conducted in the English language in Washington, D.C. under the rules of the American Arbitration Association. Each Party shall select an arbitrator, after which the arbitrators selected by each Party shall select a third arbitrator. Any award from the panel of arbitrators shall be confirmable in any court of competent jurisdiction and shall be entered as a judgment enforceable by the prevailing Party. Any award from the panel of arbitrators shall include an. award of reasonable attomeys' fees and costs to the prevailing Party. XII.2 Marking. Licensee agrees it will mark all literature and Site communications of any kind under this Agreement with the appropriate trademark, copyright, or patent marking reasonably required by CWH for itself or DCN. XII.3 Choice of Law. All disputes concerning the validity, interpretation, or perfommance of this Agreement and any of its temms or conditions, or of any rights or obligations of the Parties, shall be governed by the laws of the State of Califomia, except its conflicts of laws. XII.4 Regulatory Compliance. Nothing in this Agreement shall be construed as requiring CWH, its affiliates, agents, and joint-venturer, to operate or act as a casino operator or Opennng. Revenue. & Manage~Dent Agrmnnu 23 01 .96 CrinoWorld Holdings, Lid. All Rights Reserved I, any equivalent entity requiring CWH, its affiliates, agents, or joint venturer to obtain any license, concession or any other permission to operate. Notwithstanding the foregoing, each Party mutually acknowledges the existence of regulatory jurisdiction of national and subnational units in the Territory and covenant and agrees to cooperate at its own expense with all such units to obtain any regulatory review, license, concession, or other permission such units may reasonably require. XII.S Complete Understanding and Modifications. This Agreement constitutes the complete expression of the terms of the grant of this Agreement. All previous and contemporaneous agreements, representations, and negotiations, whether oral, written, or implied, related to this Agreement are superseded by this Agreement, except those included in the recitals to this Agreement. Any modifications to this Agreement must be reduced to writing, signed by both Parties, and attached to this Agreement, to be effective. XII.6 Assignability. Licensee shall have the right, subject to CWH's reasonable consent, to assign this License to a subsidiary, affiliate, or a purchaser of all or substantially all the stock or assets of Licensee, after which any such assignee or purchaser shall become a party to this License. Notwithstanding any such assignment or sale, VentureTech shall remain liable as an unconditional guarantor of such assignee's or purchaser's obligations under this Agreement unless otherwise agreed by Licensor. XII.7 No Waiver. The failure by either Party to this Agreement to insist upon performance by the other Party shall not constitute a waiver of any rights under this Agreement and shall not bar, by waiver or estoppel, insistence upon performance by the other Party. XII.8 Relationship of Parties. Nothing in this Agreement shall be construed in a manner which would create an employee-employer, principal-agent, joint venture, partnership relationship between the Parties. XII.9 Retention of Ownership. Except for those improvements by Licensee referenced at Paragraph 5 of the License Agreement, this Agreement is not to be construed as an assignment of or transfer of ownership in the Proprietary Technology. Licensor retains ownership of and exclusive right to apply, license, or assign the licensed Proprietary Technology and all its improvements, alterations, or additions to such Proprietary Technology. XII.10 Application of Licensee's Improvements. Licensee shall not use, in the performance of its obligations under this Agreement, any improvements or additions to or in support of the Site developed by or on its behalf, without the prior written consent of Licensor. XII.11 Severability. If any provision of this Agreement is illegal or unenforceable, it shall be deemed stricken and all the remaining provisions shall remain in full force and effect.
XII.12 Survival of Obligations. Each Party does for it and its successors, heirs, executors, administrators, representatives, insurers, agents, and assigns, covenants and agrees that it and they will continue to adhere to the restrictions and obligations of this Agreement and this Agreement shall inure to their continued benefit. XII.13 Representation by Counsel; Interpretation. CWH and Licensee each acknowledge that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in Operating, Rcvenue~ & ManaBe~nen'Ayeewent 25 Van C1996 C;'sinoWorld Holdings, Ltd All Rights Rcsn~eo
     this Agreement against the Party that drafted them has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of CWH and Licensee. XII.14 Recitals. The recitals shall be considered part of this Agreement. XII.15 Headings. The Headings are for informational purposes only and shall not constitute part of this Agreement. XII.16 Multiple Counterparts. This Agreement has been executed in multiple counterparts, each of which shall be considered an original executed version of this document. XII.17 Lawful Use. Nothing in this Agreement shall permit Licensee to violate the law of any country or political subdivision where Gaming or On-Line Casino Wagering is unlawful. Licensee agrees to defend, indemnify, and hold Licensor harmless for any violations of this paragraph.
XII.18 Licenses. Licensee must obtain and keep a license in good standing to conduct on-line casino gaming from a country or political subdivision reasonably acceptable to CWH. Alternatively, Licensee shall provide an order, interpretation, or opinion of counsel reasonably satisfactory to CWH that no such license is required in any such selected country or political subdivision.
XII.19 Force Majeure. The Parties shall be excused from performance of their respective obligations under this Agreement for such period of time within which they are prevented from perfomming their obligations by acts of God, failures of Intemet network or other communications facilities to pemmit operation of the Site, governmental intervention, riot, Opera'~ns, Revenue, & ~n~g0n0' Agrean0' 26 ///~ C 1996 Cas~noWorld Holdings, Lid. All Right Reserved revolutions, insurrection, civil disturbances, strikes, or any other causes beyond their reasonable control. XII.20 Partial Invalidity. If any temm or provision of this Agreement, or any application of this Agreement to any Party or circumstance, shall be declared invalid or unenforceable, the remainder of this Agreement, or its application, shall not be affected by such detemmination and each other temm and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. XII.21 Further Assurances. The Parties covenant and agree to execute such documents and perfomm such things as may reasonably be necessary to effect the execution and implementation of this Agreement. XII.22 Notices. Any notice given by either Party to the other Party shall be deemed to have been sufficiently given if sent by registered air mail or by cable, telex, or telecopier, to the address of the Party as follows, unless such other Party designates another address in writing:
   If to Licensor:

   CasinoWorld Holdings, Ltd. 9 l 5 Camino
   Del Mar, Suite l 00 Del Mar, California
   92014 Attention: Mr. Kendell R. Lang,
   CEO With Copy to:

        William H. Shawn, Esq.
        Shawn, Mann &
        Niedermayer l 850 M St.,
        N.W., Suite 280
        Washington, D.C. 20036

     If to Licensee:

    VentureTech, Inc. 11480 Sunset Hills
    Road, Suite 110 Reston, Virginia
    22090-5201 Attention: Arthur
    Rosenberg. COO With Copy to:

          Gerald D. Stoltz, Esq.
          Thompson & Coburn
          700 14th Street, N.W., Suite 900
          Washington, D.C. 20005-2010
     XII.23 Condition Subsequent. Within ten (10) days after execution of this Agreement, or as soon as reasonably practicable, the Parties shall replace this Agreement with an agreement identical in all respects to this Agreement, except Licensee's name, which new name shall be EuroAsian E-Casinos, Inc., provided Vteh shall execute as part of such new agreement a guarantee, of EuroAsian
E-Casino's obligations, in a form and substance reasonably satisfactory to Licensor. This Agreement shall remain in effect until such new agreement shall have been signed, sealed, and delivered to Licensor.
                              CASINOWORLD HOLDrNGS, LTD.

  EXHIBIT 10.4

                       ESCROW AGREEMENT
ll480  Sunset Hills Rd. #1 l OF Reston,  Virginio  Q9090-5~08  May 6, 1996.  Re:
Deposit into Escrow of VentureTech, Inc. Common Stock To: [Escrow Agent] Westminister Computer Services Limited, Les Cascades, 5th Floor. Edith Cavell Street, Port Louis, Republic of Mauritius This shall confirm our deposit to the Bank Sarasin & CIE, CH~002 Basel, Swittzerland -Depository Vault #579 and the receipt by Westmimister Computer Services Limited["Escrow Agent"], of 8,000,000 [eight million! shares of the common stock of VentureTech, Inc., [the "Shares"], which shares are to be held in escrow by you pursuant to all the terms and conditions of that Escrow Agreement annexed hereto as Exhibit "A" and by this reference made a part hereof. As the Escrow Agent and by executing this document you represent and acknowledge that you have received the above referenced Shares and that you have executed the attached Escrow Agreement and shall be bound by the terms thereof. You further represent and acknowledge that the Shares are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended [the "1933 Act"] and although certificates representing the shares do not contain restrictive legends, such Shares are deemed "restricted" until such time as an appropriate registration statement relating to the shares shall be declared effective by the Securities and Exchange Commission. The Shares may not be offered for sale, sold or otherwise transferred or hypothecated except in compliance with the registration provisions of the 1933 Act or pursuant to an exception from such registration provisions, the availability of which must be established to the satisfaction of the Companys legal counsel. Therefore the Shares must be held in escrow by you until such time as an appropriate registration statement is declared effective and the Shares are eligible to be released by you pursuant to the terms of the Escrow Agreement. By acknowledging receipt of the Shares, you as Escrow Agent agree to hold such Shares pursuant to the exclusive terms and conditions of the Escrow Agreement.
                         Yours truly,
                         Vet
                         B
                         Its: Authorized Signing Agent

     The undersigned hereby acknowledges receipt of the 8,000,000 [eight million] shares of VentureTech, Inc. common stock referenced above, which Shares the undersigned agrees to hold in escrow pursuant to the terms and conditions of the Escrow Agreement attached hereto as Exhibit "A".
                                  Westminister Computer Services Limited

       4pril24, 1996
       Dr. Rocco Guarnaccia
       Basil, Switzerland

            Re: Sale and Issuance of VentureTech, Inc. Common
            Stock

       Dear Dr.
       Guarnaccia:

     This letter shall confirm our agreement whereby VentureTech, Inc., an Idaho corporation ("AH") agrees to sell to Dr. Rocco Guarnaccia, agent for buyers ("Buyers"), six million (6,000,000) shares of authorized but previously unissued cormnon stock of VTEH for the purchase price of TEN UNITED STATES DOLLARS (US$ 10.00) per share, or a total purchase price of SIXTY MILLION UNITED STATES DOLLARS (US$60,000,000), and Buyers agree to purchase said shares at the agreed upon purchase price and as per the terms and conditions set forth herein. This letter supersedes the prior letters of agreement dated April 22 and 23 of 1996.
     1 Upon the execution below of this letter by Buyers, the Board of Directors of TEH will immediately cause to be issued six million (6,000,000) shares of VTEH common stock, to be issued in the registered name of Buyers andlor their assigns as designated, which shares will then be delivered to an escrow agent, to be agreed upon by the parties hereto, to be held pending the full satisfactions of the terms set forth herein. Concurrent with the deposit by VTEH of the 6,000,000 shares of common stock with the escrow agent, Buyers agree to make bankable provisions to pay the same escrow agent previously agreed upon by the parties hereto, the sum of SIXTY ~vIILLION UNITED STATES DOLLARS
(US$60,000,000) to be held pending the satisfaction of the terms set forth herein.
     2. Upon the execution of this letter by Buyers, VTEH will immediately commence to prepare and cause to be filed with the Securities and Exchange Commission a registration statement pursuant to the provisions of the Securities Act of 1933, as amended, relating to the registration of the 6,000,000 shares of VTEH common stock to be issued to Buyers hereunder, and VTEH -will use its best efforts to facilitate the effectiveness of the aforementioned registration statement as soon as practical
     3. Upon the effectiveness of the registration statement referred to in paragraph "2" above, Buyers will cause the escrow agent to deliver to VTEH the US$60,000,000 due pursuant to the terms of this fetter agreement. Concurrently with the delivery to VTEH of the By US$60,000,000, VTEH will cause the escrow agent to deliver to Buyers the 6,000,000 shares of VTEH common stock being held by the escrow agent pursuant to the terms hereof.

4. In the event Buyers do not pay to VTEH the full balance due as per paragraph "3" above within 30 days from the effective date of the registration statement. then VTEH will instruct the escrow agent to issue to Buyers only that amount of VTEH shares being held in escrow which equals any payments made by Buyers, divided by TEN UNITED STATES DOLLARS (US$ 10.()()) per share, and the balance of the shares held in escrow will be immediately returned to VTEH and Buyers shall have no further claim to such shares. $. By executing this letter agreement. Buyers represent and acknowledge that all shares of VTEH common stock to be issued pursuant to the terms hereof shall be deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended, until such time as an appropriate registration statement relating to such shares shall be declared effective by the Securities and Exchange Commission. Upon the effectiveness of the registration statement, and the delivery of the subject shares to this letter agreement, it is agreed upon by the parties hereto that such shares shall be free from restriction and may be resold or otherwise transferred by Buyers, except for any provisions under Rule 144 that may limit the transfer of the shares by Buyers or their assigns because of Buyers' or their assigns' possible status as an affiliate or control person of VTEH. By executing this letter agreement, VTEH agrees to the terms stated herein. Yours truly,

                            VentureTech. Inc.


                            By: Arthur Rosenberg, Chief Operating         !
                                Officer, Vice President
                             By: Michael Cartmel, Vice President,
                                Director
     The terms and conditions set forth in the above letter are hereby accepted, approved and agreed to this 6 day of May, 1996 by the undersigned Buyers
                                      Buyers

                                         0
                             Dr. Rocco Gurnaccia. Agent for Buyers

                          EXHIBIT 10.5

             LETTER OF UNDERSTANDING WITH INFOSERVE

         September 15, 1995
         Mr. Kenneth F. Fitzpatrick
         President
         Ve n t u re tech
         3524 Scott Street
         San Frandsco, CA 94123

         Dear Ken:

     I am writing to confim CD-MAX's interest in working with Venturetech on the commercial exploitation of the CD-WVC technology on the lnternet for use in currencylbanking related transactions and gaming activities.

     CD-MAX is prepared to enter into a definitive license and services agreement With Venturetoch for the use of the CLIMAX ~chnob~y in the above referenced areas upon the requisite capitalization of VentL~robch, or its appropriate operating subsidiary, and the recruitment of a managed - nt team for Me operating subsidiary which will be responsible for exploiting these business opportunities.

     Upon execut on of a definitive license agreement, the CtplVIAX Board mill variant the right to appoint a member to the Board of the oporaUng subsidiary which will be responsible for exploiting the licensed technology and the InfoServe Board mill want the right to appoint 8 member to the Board of Venturetech.
     As you are aware, CLIMAX has recoined US Government approval for the exposition of its ~chnotogy for use in the publishing arena. Counsel is pursuing the extension of this approval to currcncy/banWng transactions and gemins1 activities on the Internet. 1~1! keep you informed on the progress of tl`ese efforts.

     In the intenm, lf you require any additional inhtn~ation, please do not hesitate to contact Bob Ufi6demer or myself.

         Sincerely



         Philip J. Gross
         Vice President

         cc:  Bob Wiedemer
              Barry Bampton

                                InfoSewo. inc.
            6000 Executive Blvd.   Suite202 ~ Rocl~ville. MO 2~52
                      (301) 231~193   Fax (301) 816 077d
                              OTC Symbol:ISRV